Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-101297 and 333-133333), the Registration Statement on Form S-3 originally filed on Form S-1 (No. 333-112727), and the Registration Statements on Form S-3 (Nos. 333-130139 and 333-123693) of DOV Pharmaceutical, Inc., of our report dated March 30, 2007 relating to the financial statements, which appears in this Form 10-K for the year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 30, 2007